UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2008

ARBINET-THEXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Albany Street, Tower II, Suite 450 New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 509-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02.	Results of Operations and Financial Condition.

On February 28, 2008, Arbinet-thexchange, Inc. (the “Company”) issued a press release to report the Company’s financial results for the fourth quarter and full year ended December 31, 2007. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to General Instructions B.2 of Form 8-K, this information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On February 28, 2008, the Company issued a press release announcing, among other things, that its Board of Directors declared a special one-time cash distribution in the amount of $0.40 per share on its common stock, par value $0.001, to be paid on March 28, 2008 to the holders of record as of the close of business on March 12, 2008. The special cash distribution replaces the Company’s existing $15.0 million stock repurchase plan, previously announced by the Company in the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2007, under which the Company repurchased approximately 835,000 shares. The stock repurchase plan has been terminated.

On February 28, 2008, the Company also announced that it is exploring strategic alternatives for Broad Street Digital Limited (formerly known as Flowphonics, Ltd.) and expects to divest the business in the second quarter of 2008.

A copy of the press release regarding, among other matters, the matters disclosed in this Item 8.01, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

This Form 8-K contains forward-looking statements regarding anticipated future revenues, growth, capital expenditures, management’s future expansion plans, expected product and service developments or enhancements, and future operating results. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: “believes,” “expects,” “may,” “will,” “should” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Various important risks and uncertainties may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: the ability of Arbinet to effectively divest Broad Street Digital Limited; members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including DirectAxcessSM, PrivateExchange SM, AssuredAxcessSM and PeeringSolutionsSM); continued volatility in the volume and mix of trading activity; our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; pricing pressure; investment in our management team and investments in our personnel; regulatory uncertainty, system failures, human error and security breaches that could cause Arbinet to lose members and expose it to liability; and Arbinet’s ability to obtain and enforce patent protection for our methods and technologies. For a further list and description of the risks and uncertainties the Company faces, please refer to Part I, Item 1A of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2007, and other filings that have been filed with the Securities and Exchange Commission. Arbinet assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Arbinet-thexchange, Inc. dated February 28, 2008.*

99.2	Press Release of Arbinet-thexchange, Inc. dated February 28, 2008.*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET-THEXCHANGE, INC.

	By:	/s/ W. Terrell Wingfield, Jr.
Date: February 28, 2008	Name:	W. Terrell Wingfield, Jr.
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Arbinet-thexchange, Inc. dated February 28, 2008.*

99.2	Press Release of Arbinet-thexchange, Inc. dated February 28, 2008.*

*	Filed herewith.